UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2020, William Garth notified Cardinal Ethanol, LLC (the "Company") that he would be resigning from his position on the board of directors of the Company effective December 1, 2020. Mr. Garth was appointed as a director by Indeck Energy Services, Inc. ("Indeck") pursuant to a special right of appointment in Section 5.3(c) of the Company's Second Amended and Restated Operating Agreement dated February 1, 2006, as amended from time to time. Mr. Garth did not resign his position because of a disagreement with the Company. On the same date, Indeck notified the Company that Gerald Forsythe would be appointed to fill the vacancy in its appointed director position effective December 1, 2020. The Company has not yet determined whether Mr. Forsythe will serve on any of the committees of the board of directors. Mr. Forsythe has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: November 24, 2020	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)